UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 8, 2009

KEEWATIN WINDPOWER CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52410
(Commission File Number)

N/A
(IRS Employer Identification No.)

Suite 617, 666 Burrard Street, Vancouver, BC, Canada V6C 2X8
(Address of principal executive offices and Zip Code)

(604) 601-2070
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective July 8, 2009 Keewatin Windpower Corp. (“Keewatin”) entered into a share exchange agreement with Sky Harvest Windpower Corp. (“Sky Harvest”) and the shareholders of Sky Harvest dated for reference May 11, 2009, pursuant to which Keewatin will acquire all of the issued and outstanding shares of the Sky Harvest (the “Transaction”). Sky Harvest is a private company incorporated under the laws of Canada in the business of wind power generation.

Pursuant to the terms of the Share Exchange Agreement, each shareholder of Sky Harvest will receive 1.5 shares in the capital of Keewatin for each 1 common share of Sky Harvest they hold. In order to minimize any adverse tax consequences for Canadian shareholders of Sky Harvest, Canadian shareholders have the option of receiving exchangeable shares of Keewatin’s wholly owned Canadian subsidiary Keewatin Windpower Inc. Each exchangeable share can be exchanged into one Keewatin common share subject to the terms and conditions of the exchangeable shares. If the Transaction is completed, Sky Harvest will become a wholly owned subsidiary of Keewatin and Keewatin will change its name from “Keewatin Windpower Corp.” to “Sky Harvest Windpower Corp.” and operate the business of Sky Harvest.

Closing of the Transaction is subject to a number of conditions including: (i) receipt of all required regulatory or third party approvals and consents required to consummate the Transaction; (ii) satisfactory completion or waiver of each of the parties covenants in the Share Exchange Agreement; (iii) the issuance by Keewatin of the special voting share contemplated in the Share Exchange Agreement; (iv) the entry by Keewatin and the relevant parties into the voting and exchange trust agreement and the voting and exchange trust agreement; and (v) delivery by Sky Harvest to Keewatin of all substantive information about its assets and personnel satisfactory to Keewatin for completion of any required public disclosure of the Transaction. In connection with the Transaction, Keewatin received a fairness opinion prepared by an independent valuator.

The current directors of the Company are also directors, officers and shareholders of Sky Harvest. The directors of the Company own 53% of Sky Harvest’s issued and outstanding common shares. Upon closing of the Transaction, KWC intends to develop the Sky Harvest wind power project on approximately 8,500 acres of land located in southwestern Saskatchewan.

A copy of the Share Exchange Agreement is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)                     Exhibits

10.1	Share Exchange Agreement dated for reference May 11, 2009 between Keewatin Windpower Corp., Sky Harvest Windpower Corp. and the shareholders of Sky Harvest Windpower Corp.

99.1	Press Release announcing entry into Share Exchange Agreement dated July 10, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEEWATIN WINDPOWER CORP.

/s/ Chris Craddock
Chris Craddock
President

Date   July 10, 2009